EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated April 15, 2004 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 438 as of April 15, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."

                                                              Grant Thornton LLP

Chicago, Illinois
April 15, 2004